Exhibit 4.13

                        RESEARCH TRIANGLE COMMERCE, INC.
                              RESTRICTED STOCK PLAN

                         ARTICLE I - GENERAL PROVISIONS

1.1 The Plan is designed, for the benefit of the Employer, to attract and retain personnel of exceptional ability; to reward such personnel; to motivate such personnel through added incentives to make a maximum contribution to greater profitability; to develop and maintain a highly competent management team; and to be competitive with other companies with respect to equity compensation.

1.2   The Plan shall be effective August 10, 2000 (the "Effective Date").

                            ARTICLE II - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 "Affiliate" means any entity in which the Company or the Employer owns more than fifty percent (50%) of the total outstanding equity securities or total voting power.

2.2 "Agreement" means the written agreement evidencing each Award granted to a Participant under the Plan.

2.3   "Award" means an award granted to a Participant of Restricted Stock.

2.4   "Board" means the Board of Directors of the Company.

2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.6 "Company" means, prior to the Merger, the Employer, and on and after the Merger, Internet Commerce Corporation, a Delaware corporation, and their successors and assigns.

2.7 "Disability" means (i) with respect to a Participant who is eligible to participate in the program of long-term disability insurance maintained by the Company, the Employer or any Affiliate that retains the services of the Participant, if any, a condition with respect to which the Participant is entitled to commence benefits under such program , and (ii) with respect to any Participant (including a Participant who is eligible to participate in such a program of long-term disability insurance), a disability as determined under procedures established by the Sponsor or in any Award.

2.8 "Eligible Participant" means an employee of the Employer, as shall be determined by the Sponsor.

2.9 "Employer" means Research Triangle Commerce, Inc., a North Carolina corporation.

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2.10  "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.11 "Merger" means the merger of the Employer with and into ICC Acquisition Corporation, Inc., a North Carolina corporation.

2.12 "Participant" means an Eligible Participant to whom an Award has been granted and who has entered into an Agreement evidencing the Award.

2.13 "Plan" means the Research Triangle Commerce, Inc. Restricted Stock Plan, as amended from time to time.

2.14 "Public Offering" means any underwritten public offering by the Company or its shareholders of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933.

2.15 "Restricted Stock" means an Award of Stock under Article IV of the Plan.

2.16 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Sponsor shall determine.

2.17 "Sponsor" means Jeffrey W. LeRose, and his successors or assigns, who shall administer this Plan pursuant to Article III.

2.18 "Stock" means shares of Common Stock, no par value per share, of the Company, as may be adjusted pursuant to the provisions of Section 3.8.

2.19 "Termination of Employment" means, with respect to a Participant, the termination of the Participant's employment with the Employer, the Company or any Affiliate. A Termination of Employment shall not be deemed to have occurred if the Participant transfers employment among any of the Employer, the Company and the Affiliates (if any), so long as there is no interruption in the Participant's employment. The determination of whether a Participant has incurred a Termination of Employment shall be made by the Sponsor in his discretion. A Participant shall not be deemed to have incurred a Termination of Employment if the Participant is on military leave, sick leave, or other bona fide leave of absence approved by the Employer, the Company or the Affiliate which employs the Participant at the time such leave commences of 90 days or fewer (or any longer period during which the Participant is guaranteed reemployment by statute or contract.) In the event a Participant's leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period.

                          ARTICLE III - ADMINISTRATION

3.1 This Plan shall be administered generally by the Sponsor and, to a limited extent, by the Company as specified herein. The Sponsor and/or the Company, in their discretion, may delegate to one or more individuals such of their powers as they deem appropriate. The Sponsor and/or the Company also may limit the power of any delegatee to the extent

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      necessary to comply with rule 16b-3 under the Exchange Act, Code section
      162(m) or any other law or for any other purpose.

3.2 Except as expressly provided otherwise herein, the Sponsor shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive Awards, and to act in all matters pertaining to the granting of Awards and the contents of the Agreements evidencing the Awards, including without limitation, the determination of the number of shares of Stock subject to an Award and the form, terms, conditions and duration of an Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Sponsor or the Company made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their estates and beneficiaries.

3.3 The Sponsor may adopt such rules, regulations and procedures of general application for the administration of this Plan, as he deems appropriate.

3.4 Subject to adjustment as provided in Section 3.8, the aggregate number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan shall be Eight Hundred Twenty-Five Thousand (825,000) shares of Stock owned by the Sponsor. Such shares shall be shares of common stock of the Employer on the effective date of the Plan. Upon the "Effective Time" of the Merger (as defined in the Agreement and Plan of Merger dated June 14, 2000, among the Employer, Internet Commerce Corporation, and ICC Acquisition Corporation, Inc. (the "Merger Agreement")), such shares shall be converted into shares of common stock of Internet Commerce Corporation in the manner set forth in section 2.12(b) of the Merger Agreement, all references herein to such shares shall thereafter be deemed references to such shares of common stock of Internet Commerce Corporation, and Internet Commerce Corporation shall assume all responsibilities of the Employer under this Plan. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Sponsor, for reasons including, but not limited to, a forfeiture of Restricted Stock, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards granted under the Plan and shall again be available for issuance pursuant to Awards granted under the Plan.

3.5 Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Sponsor.

3.6 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

       (a) the listing of such shares on any stock exchange or national quotation system on which the Stock may then be listed; and

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       (b)  the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.7 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or national quotation system upon which the Stock is then listed and any applicable federal or state laws, and the Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Company may rely upon an opinion of counsel for the Company.

3.8 If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then the Sponsor shall make equitable adjustments in:

       (a) the limitation on the aggregate number of shares of Stock that may be awarded as set forth in Section 3.4 of the Plan;
       (b) the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

       (c) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Stock.

3.9 The Sponsor shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by him in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Sponsor has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, the Sponsor shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

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3.10  The Sponsor and/or the Company may require each person purchasing shares of Stock pursuant to an Award under the Plan to represent to and agree with the Sponsor and/or the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof and/or that he has met such other requirements as the Sponsor and/or the Company determines may be applicable to such purchase. The certificates for such shares of Stock may include any legend which the Sponsor and/or the Company deems appropriate to reflect any restrictions on transfer.

3.11 The Sponsor shall be authorized to make adjustments in performance based criteria or in the other terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Sponsor may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent he shall deem desirable to carry it into effect.

3.12  All outstanding Awards to any Participant may be canceled if:

      (a) the Participant, without the consent of the Sponsor, while employed by the Employer, the Company or any Affiliate or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in, other than any insubstantial interest, as determined by the Sponsor, any business that is in competition with the Employer, the Company or any Affiliate or with any business in which the Employer, the Company or any Affiliate has a substantial interest or that has a substantial interest in the Employer, the Company or any Affiliate, as determined by the Sponsor; or

      (b) the Participant is terminated for cause as determined by the Sponsor.

3.13 In connection with any Public Offering, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock acquired under the Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the Public Offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed the period for which securities owned by the Chief Executive Officer of the Company are subject to the same restrictions. Any new, substituted or additional securities that are by reason of any recapitalization or reorganization distributed with respect to Stock acquired under the Plan shall be immediately subject to the Market Stand-Off, to the same extent the Stock acquired under the Plan is at such time covered by such provisions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer restrictions with respect to the Stock acquired under the Plan until the end of the applicable stand-off period.

                          ARTICLE IV - RESTRICTED STOCK

4.1 Restricted Stock Awards may be made to Participants as rewards for past performance and/or as incentives for the performance of future services that will contribute materially to the successful operation of the Company.

4.2   With respect to Awards of Restricted Stock, the Sponsor shall:

       (a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

       (b)  determine the length of the Restriction Period;

       (c) determine the restrictions applicable to the Restricted Stock such as service or performance;

       (d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

       (e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or paid to the Sponsor or to the Company for the account of the Participant.

4.3 An Award of Restricted Stock must be accepted by the Participant, within such period as the Sponsor may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award unless and until such recipient has executed a Restricted Stock Agreement, has delivered a fully executed copy thereof to the Sponsor or the Company (as shall be determined by the Sponsor), and has otherwise complied with the applicable terms and conditions of such Award.

4.4 In the event of special circumstances of a Participant whose employment with the Employer, the Company or any Affiliate is involuntarily terminated, the Sponsor may in his discretion elect to waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Sponsor may deem appropriate.

4.5 Upon an Award of Restricted Stock to a Participant, the Company shall register one or more stock certificates representing the shares of Restricted Stock in the Participant's name. Such certificates shall be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock.

4.6 Except as provided in this Article IV or in the applicable Restricted Stock Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to

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      vote the shares to the extent, if any, such shares possess voting rights and the right to receive any dividends; provided, however, that the Sponsor may provide that dividends and other distributions on Restricted Stock shall be paid to the Sponsor or to the Company for the account of the Participant pending lapse of the Restriction Period with respect to such Restricted Stock.

4.7 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Sponsor or the Company may cause such legend or legends to be placed on any such certificates as he or it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

                      ARTICLE V - AMENDMENT AND TERMINATION

5.1 The Sponsor, at any time and from time to time, may amend or terminate the Plan.

5.2 No amendment to or discontinuance of this Plan or any provision thereof by the Sponsor shall, without the written consent of the Participant, adversely affect, as shall be determined by the Sponsor, any Award previously granted to such Participant under this Plan.

5.3 Notwithstanding anything herein to the contrary, if the right to receive or benefit from any Award, either alone or together with payments that a Participant has the right to receive from the Employer, the Company or any Affiliate, would constitute a "parachute payment" under Code section 280G, all such payments may be reduced, in the discretion of the Sponsor, to the largest amount that will avoid an excise tax to the Participant under Code section 4999.

                      ARTICLE VI - MISCELLANEOUS PROVISIONS

6.1 Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the employ of the Employer, the Company or any Affiliate, or interfere in any way with the right of the Employer, the Company or any Affiliate to terminate his or her employment or relationship at any time. Unless otherwise agreed to by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Employer, the Company or any Affiliate for the benefit of its employees unless the Employer, the Company or such Affiliate shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Sponsor or the Company.

6.2 The Employer, the Company and/or any Affiliate may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Employer, the Company or Affiliate is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award or the exercise thereof, including, but not limited to, withholding the payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Employer, the Company or Affiliate for the amount such entity is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Employer, the Company or Affiliate for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold. The amount withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the exercise transaction.

6.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

6.4 The terms of the Plan shall be binding upon the Sponsor, the Employer, the Company, and their successors and assigns.

6.5 Each Participant agrees to give the Company prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof.

6.6 If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Sponsor, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Sponsor, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, this document is executed effective as of the date specified above.

                                    SPONSOR:


                                    ____________________________(SEAL)
                                    Jeffrey W. LeRose


                                    RESEARCH TRIANGLE COMMERCE, INC.
ATTEST:

___________________________         By:________________________________
Assistant Secretary

(Corporate Seal)